                                                                    EXHIBIT 10.4

                              AMENDMENT NUMBER ONE
                                     TO THE
                         TOREADOR RESOURCES CORPORATION
                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN


         THIS AMENDMENT NUMBER ONE TO THE TOREADOR RESOURCES CORPORATION AMENDED AND RESTATED 1990 STOCK OPTION PLAN (this "Amendment"), dated as of May 30, 2002 is made and entered into by Toreador Resources Corporation, a Delaware corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan (the "Plan").

                                    RECITALS

WHEREAS, Article VIII of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to more accurately reflect its original intent to grant officers, key employees and key consultants of the Corporation or its affiliates stock options under either the 1990, 1994, or 2002 Stock Option Plan; and

WHEREAS, the Board submitted the proposal to amend the Plan to the Company's stockholders at the 2002 Annual Meeting of Stockholders; and

NOW, THEREFORE, in accordance with Article VIII of the Plan, the Company hereby amends the Plan as follows:

1. Article III of the Plan is hereby amended effective May 30, 2002 by deleting said Article in its entirety and substituting in lieu thereof the following:

         Subject to the provisions of Articles XI and XII of the Plan, the maximum number of shares of Common Stock issuable pursuant to the exercise of Stock Options granted under the Plan shall be 1,000,000 shares of Common Stock. The Committee and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to makes shares of Common Stock available for issuance pursuant to this Plan. Shares of Common Stock subject to Stock Options that (i) are forfeited or terminated,
         (ii) expire unexercised, (iii) are settled in cash in lieu of Common Stock, or (iv) are exchanged for Common Stock owned by the Participant upon exercise of a Stock Option, shall immediately become available for the subsequent granting of Stock Options; provided, however, that in no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate 1,000,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock or Common Stock held by the Corporation in its treasury.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

                           [Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board and by the stockholders.

                                       TOREADOR RESOURCES CORPORATION


                                       By:   /s/ G. Thomas Graves III
                                             -----------------------------------
                                             G. Thomas Graves III
                                             President and CEO


Attest:

/s/ Gerry Cargile
-------------------------------
Gerry Cargile
Secretary